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                                                                    Exhibit 10.1

                           SUPPLEMENTAL AGREEMENT TO
                           Share Purchase Agreement
                             Dated March 30, 2001


                                                                    May 28, 2001

This Supplemental Agreement has been entered into among:

Harbor Far East Exploration, L.L.C., a legal entity in accordance with the legislation of the State of Delaware (USA) (hereafter, the "Seller"), represented by its Vice President and Treasurer, Donald H. Hunter, acting on the basis of a Power of Attorney dated March 29, 2001 and Consent of Sole Shareholder dated March 12, 2001,

Closed Joint Stock Company "Artel Staratelei "Amur", a Russian legal entity (hereafter, the "Seller"), represented by its General Director, Victor A. Lopatyuk, acting on the basis of its charter,

Closed Joint-Stock Company "Tas-Yurjah" Mining Company", a Russian legal entity (hereafter, the "Company"), represented by its General Director Valentin A. Kravtsov, acting on the basis of its charter.

The Seller, the Buyer and the Company are hereafter referred to in the aggregate as the "Parties".

WHEREAS, on March 30, 2001, the Parties entered into a Share Purchase Agreement (hereafter, the "Agreement"); and

WHEREAS, the Parties have agreed to change the procedures for performing the Conditions Precedent set forth in the Agreement.

NOW THEREFORE, the Parties have agreed to make the following amendments to the
Agreement:

1.  Section 3.1.1. of the Agreement shall be deleted in its entirety.

2. Section 3.1.2 of the Agreement shall be renumbered as Section 3.1.1 and shall be revised to read as follows:

"3.1.1  Prepayment of Loan

In order to perform the terms and conditions for prepayment of indebtedness under the Loan Agreement, the Company shall be obligated to repay State Street Bank and Trust Company all loan amounts received under the Loan Agreement, as well as all accrued interest payable on such amounts under the Loan Agreement as of the date of repayment.

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These amounts shall be repaid in accordance with the terms of the Loan Agreement and on the basis of a letter from State Street Bank and Trust Company agreeing to prepayment of the loan and accrued interest thereon under the Loan Agreement.

As of May 28, 2001 the amount of principal outstanding under the Loan Agreement is US $6,029,367.00 (six million twenty-nine thousand three hundred sixty-seven US Dollars), and the amount of accrued interest outstanding thereon is US $1,974,415.34 (one million nine hundred seventy-four thousand four hundred fifteen and 34/100 US Dollars). Interest has accrued on the principal amount of the Loan outstanding under the Loan Agreement at the rate of LIBOR + 4% per annum through and including May 28, 2001 (the date of repayment in full of indebtedness under the Loan Agreement).

The proper performance by the Company of the terms and conditions of this Section and, accordingly, the terms and conditions of prepayment of the loan under the Loan Agreement, shall be confirmed by a confirmation of final settlement between the Company and State Street Bank and Trust Company in which the parties confirm the payment of all amounts due and owing under the Loan Agreement, the absence of any mutual claims, and the fact of early termination of the Loan Agreement.

The Buyer shall be obligated to provide the Company with funds necessary to perform the Company's obligations with respect to prepayment of indebtedness under the Loan Agreement using either the Buyer's own funds or funds of a credit institution on terms and conditions set forth in separate agreements."

3.  Section 3.1.3 of the Agreement shall be renumbered as Section 3.1.2.

4. The first paragraph of Section 3.3 of the Agreement shall be revised to read as follows:

"The Conditions Precedent set forth in this Article shall be performed no later than May 31, 2001."

5.  Section 4.1 of the Agreement shall be revised to read as follows:

"4.1 The Company shall be obligated, using funds received from the Buyer, or by agreement with the Buyer, from a credit institution, to prepay its indebtedness under the Loan Agreement in full."

All other terms and conditions of the Agreement that are not amended by this Supplemental Agreement shall remain in effect.

Terms that are defined in the Agreement and used in this Supplemental Agreement shall have the same meaning as in the Loan Agreement unless specifically otherwise provided.

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This Supplemental Agreement has been executed in 6 counterparts (3 in Russian and 3 in English) each of which shall have equal legal force, with one copy in each language for each of the Parties. In the event of a conflict between the Russian and English texts of this Agreement, the English text shall have precedence.



                           SIGNATURES OF THE PARTIES


For the Seller                              For the Buyer
Harbor Far East Exploration, L.L.C.         Closed Joint Stock Company
                                            "Artel Staratelei "Amur"


/s/ Stephen G. Kasnet                       /s/ Victor A. Lopatyuk
----------------------                      ------------------------
Stephen G. Kasnet                           Victor A. Lopatyuk
President                                   General Director


                                            /s/ Natalia B. Voloshina
                                            ------------------------
                                            Natalia B. Voloshina
                                            Chief Accountant


For the Company
Closed Joint-Stock Company "Tas-Yurjah" Mining Company"


/s/ Valentin A. Kravtsov
------------------------
Valentin A. Kravtsov
General Director


/s/ Oleg F. Ryabov
------------------------
Oleg F. Ryabov
Deputy General Director


/s/ Lidia A. Katanaeva
------------------------
Lidia A. Katanaeva
Chief Accountant

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